EXHIBIT 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                                326 PERUVIAN AVE.
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



March 30, 2004



Fabulous Fritas Corporation
Hialeah, FL 33013

Gentlemen:

We are unable to complete the audit of the financial statements of Fabulous Fritas Corporation as of December 31, 2003 and for the year then ended in time for the Company's Form 10-KSB to be filed timely, due to unforseen circumstances.


Sincerely,

/s/Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.